Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-273615) of CDW Corporation,
(2)Registration Statement (Form S-8 No. 333-256399) pertaining to the Amended and Restated Coworker Stock Purchase Plan of CDW Corporation,
(3)Registration Statement (Form S-8 No. 333-212912) pertaining to the 2021 Long-Term Incentive Plan and Amended and Restated 2013 Long-Term Incentive Plan of CDW Corporation,
(4)Registration Statement (Form S-8 No. 333-256398) pertaining to the 2021 Long-Term Incentive Plan of CDW Corporation,
(5)Registration Statement (Form S-8 No. 333-189622) pertaining to the 2013 Long-Term Incentive Plan and Coworker Stock Purchase Plan of CDW Corporation;

of our reports dated February 21, 2025, with respect to the consolidated financial statements of CDW Corporation and subsidiaries and the effectiveness of internal control over financial reporting of CDW Corporation and subsidiaries included in this Annual Report (Form 10-K) of CDW Corporation for the year ended December 31, 2024.

/s/ Ernst & Young LLP
Chicago, Illinois
February 21, 2025